Third Quarter 2019 Earnings October 31, 2019 Exhibit 99.2

Cautionary Notes This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, industry dynamics, our mission, growth opportunities and business strategy and plans and our objectives for future operations, including expanding into new product categories, broadening our retailer network and increasing international sales, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this presentation are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to develop and introduce products in a timely and cost-effective manner; increases in tariffs, trade restrictions or taxes; risks related to Brexit; counterfeit product risks; risks relating to intellectual property; our ability to attract and retain qualified employees and maintain our corporate culture; risks associated with our international operations; changes in U.S. tax law; foreign currency exchange rate exposure; economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data to be compromised, and the important factors discussed under the caption “Risk Factors” in our Form 10-Q for the quarter ended September 30, 2019 and our other filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. You should read this presentation with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this presentation, and except as otherwise required by law, we do not plan to publicly update or revise any forward-looking statements contained in this presentation, whether as a result of any new information, future events or otherwise. Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above.  These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us.

is built on the principle that everyone is a fan of something…

…and Funko has something for every fan NOTE: Represents a sampling of our current portfolio of properties as of January 2019. Funko is like an “index fund” for pop culture

Third Quarter 2019 Snapshot (1) Net Sales 26% QoQ Growth Adj. EBITDA(2) 20% QoQ Growth Adjusted Net Income(2) Increased to $19.9m Net Sales increased 26% to $223.3m in Q3’19 compared to Q3’18 Net Sales growth driven by broad-based growth across our geographical regions and product categories Fan Adj. EBITDA(2) increased 20% to $40.6m in Q3’19 compared to Q3’18 Adj. EBITDA margin(2) was 18.2%, a decrease of 100 bps compared to Q3’18 which is primarily due to the planned increase in SG&A investment in the second half of 2019 Adjusted Net Income(2) increased $6.3m to $19.9m in Q3’19 compared to Q3’18 driven by growth in sales, interest expense savings, and decrease in depreciation and amortization expense as a percent of net sales Pop! Brand 24% QoQ Growth In Q3’19, Pop! branded products grew 24% compared to Q3’18 Significant growth in Pop! in both the United States and International regions Broad-Based Growth Across Geographies & Categories In Q3’19, sales in the United States and International region grew 21% and 37%, respectively, year over year In Q3’19, sales growth across both our product categories were strong with Figures and Other products growing 24% and 32%, respectively, year over year The prior period amounts included in this presentation have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income are non-GAAP measures. Please see the Supplemental Financial Information section for a reconciliation to the most directly comparable GAAP measures for Adjusted EBITDA and Adjusted Net Income. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales. Evergreen Properties 58% of Sales Evergreen properties were 58% of sales in Q3’19 compared to 53% in Q3’18 Strong growth in Evergreen properties due to expansion of properties and product categories

Q3 & YTD Earnings Summary Gross Profit and Gross Margin are calculated exclusive of depreciation and amortization. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings per Share are non-GAAP measures. Please see the Supplemental Financial Information section for a reconciliation to the most directly comparable GAAP measures for Adjusted EBITDA and Adjusted Net Income. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales. Adjusted Net Income Margin is defined as Adjusted Net Income divided by Net Sales. 3Q’19 3Q’18 % Change Net Sales Gross Profit(1) Gross Margin %(1) Operating Income Operating Margin % Net Income Adjusted Net Income(2) Adjusted Net Income Margin(2) Adjusted Earnings per Share(2) Adjusted EBITDA(2) Adjusted EBITDA Margin %(2) $ in millions, except per share amounts, unaudited $223.3 $176.9 26.2% $85.5 $67.8 26.0% 38.3% 38.4% $22.6 $16.6 35.9% 10.1% 9.4% $0.38 $0.27 40.7% $40.6 $33.9 19.8% 18.2% 19.2% $19.9 $13.6 45.8% 8.9% 7.7% $15.5 $7.6 105.9% YTD’19 YTD’18 % Change $581.6 $452.8 28.4% $220.1 $171.3 28.5% 37.8% 37.8% $52.5 $32.0 63.8% 9.0% 7.1% $0.79 $0.36 119.4% $97.3 $70.4 38.2% 16.7% 15.5% $41.1 $18.2 125.6% 7.1% 4.0% $34.1 $9.5 257.4%

Q3 & YTD Active Properties & Net Sales per Active Property Active Properties & Net Sales per Active Property Third Quarter Active Properties Net Sales per Active Property Active Properties up 13% Net Sales per Active Property up 11% Funko is built on having a large and diverse set of licenses with the ability to access evergreen content. Sales per Active Property can fluctuate from time to time depending on the timing of product and property launches. $ in thousands, unaudited Year to Date Active Properties up 23% Net Sales per Active Property up 5%

Top Properties Breakout Q4’18 Q1’19 1 2 3 5 7 4 6 8 9 10 Top 10 Properties % of Net Sales 41% The top property in Q3’19 represented only 9% of sales Evergreen properties accounted for 58% of sales in Q3’19 driven by the expansion of properties and product categories Q2’19 37% *% of net sales Q3’19 38% 6%* 38% 9%* Q3’18 34% 7%* 10%* 12%*

Q3 & YTD Product Category Performance $ in millions 24% Growth 33% Growth The significant sales growth in the figure category was primarily due to Pop! Vinyl growth and the expanded selection of advent calendars; growth in Other products was driven by the expansion of Apparel, Bags & Wallets and Board Games Figures Other Third Quarter Third Quarter $ in millions Year to Date Year to Date 27% Growth 35% Growth

Something for Everyone FIGURES OTHER *% of net sales for Q3’ 19 79% of Sales* 21% of Sales* Fans can find their something as the world of Funko continues to expand with new product categories.

Q3 & YTD Geographic Performance United States International Third Quarter Third Quarter Sales in the United States mass-market channel were up over 65% in Q3’19 Strong sales growth in international markets primarily due to the European region growing over 60% in Q3’19 $ in millions, unaudited 21% Growth 37% Growth Year to Date Year to Date 23% Growth 39% Growth

Q3 & YTD Adjusted Net Income(1) Adjusted Net Income(1) Third Quarter Adjusted Net Income Margin(1) 7.7% 8.9% $ in millions, unaudited See Supplemental Financial Information section for a reconciliation of Adjusted Net Income, a non-GAAP measure, to the most directly comparable GAAP measure. Adjusted Net Income Margin is defined as Adjusted Net Income divided by net sales. 46% Growth Q3’19 improvement in Adjusted Net Income(1) and Adjusted Net Income Margin(1) is primarily due to the growth in sales as well as interest expense savings and lower depreciation and amortization expense as a percent of net sales Year to Date 6.6% 4.0% 7.1% 126% Growth

Q3 & YTD Adjusted EBITDA(1) See Supplemental Financial Information section for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measure. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA(1) Third Quarter Adj. EBITDA Margin %(1) 19.2% 18.2% $ in millions, unaudited 20% Growth Adj. EBITDA Margin(1) decreased in Q3’19 due to the planned increase in investments in SG&A in the second half of 2019 Year to Date 38% Growth 16.7% 15.5%

Key Balance Sheet Highlights Total Debt is defined as Line of Credit Outstandings plus Current Portion of Long-Term Debt, Net of Unamortized Discount plus Long-Term Debt, Net of Unamortized Discount. Net Debt, a Non-GAAP financial measure, is defined as Total Debt less Cash & Cash Equivalents. 9/30/2018 YoY % Change Cash & Cash Equivalents Accounts Receivable, net Inventory Total Debt(1) $10.6 $127.0 $82.3 $259.1 $ in millions, unaudited Net Debt(2) $248.5 27.6% 28.4% 14.7% -8.2% -9.8% 9/30/2019 $13.5 $163.1 $94.3 $237.7 $224.2 12/31/2018 $13.5 $148.6 $86.6 $247.3 $233.8

Fiscal Year 2019 Guidance Fiscal Year 2019 Guidance Range(1) % Growth YoY Net Sales Adjusted EBITDA(2) Adjusted EPS(2) $840 to $850 million $140 to $145 million $1.15 to $1.22 22% to 24% 20% to 25% 40% to 48% The guidance should be read in conjunction with Funko’s third quarter 2019 earnings release issued on October 31, 2019 and is as of such date and does not take into account any future changes in currency fluctuation. Adjusted EBITDA and Adjusted Earnings per Share are non-GAAP measures. Please see the Supplemental Financial Information section for a reconciliation to the most directly comparable GAAP measures for Adjusted EBITDA and Adjusted Earnings per Share.

Supplemental Financial Information

Q3 & YTD Condensed Consolidated Statements of Operations (2)

Funko

$ in thousands, unaudited

	Q3'19	Q3'18	% Change	YTD'19	YTD'18	% Change
Net Sales	**$223,307**	**$176,915**	**26.2%**	**$581,571**	**$452,849**	**28.4%**
Cost of Sales(1)	137,801	109,046	26.4%	361,455	281,574	28.4%
Gross Profit(1)	**85,506**	**67,869**	**26.0%**	**220,116**	**171,275**	**28.5%**
Gross Margin(1)	*38.3%*	*38.4%*		*37.8%*	*37.8%*	
Selling, General and Administrative Expenses	52,424	41,267	27.0%	136,539	110,306	23.8%
Acquisition Transaction Costs	-	-	n/a	-	28	n/a
Depreciation and Amortization	10,472	9,961	5.1%	31,127	28,912	7.7%
Income from Operations	**22,610**	**16,641**	**35.9%**	**52,450**	**32,029**	**63.8%**
Interest Expense, net	3,620	5,750	-37.0%	11,455	17,230	-33.5%
Other Expense, net	577	1,434	-59.8%	423	2,594	-83.7%
Income before Income Taxes	**18,413**	**9,457**	**94.7%**	**40,572**	**12,205**	**232.4%**
Income Tax Expense	2,865	1,906	50.3%	6,464	2,661	142.9%
Net Income	**$15,548**	**$7,551**	**105.9%**	**$34,108**	**$9,544**	**257.4%**
Less: Net Income Attributable to Non-Controlling Interests	6,909	5,981	15.5%	18,142	7,307	148.3%
Net Income Attributable to Funko, Inc.	**$8,639**	**$1,570**	**450.3%**	**$15,966**	**$2,237**	**613.7%**

(1) Cost of Sales, Gross Profit and Gross Margin are shown exclusive of depreciation and amortization.
(2) The prior period amounts have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information.

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Condensed Consolidated Balance Sheet[1]

Funko

$ in thousands, unaudited

	9/30/2019	9/30/2018	12/31/2018
Cash and Cash Equivalents	$13,492	$10,576	$13,486
Accounts Receivable, net	163,088	127,026	148,627
Inventory	94,347	82,254	86,622
Prepaid Expenses & Other Current Assets	14,039	25,302	11,904
Total Current Assets	**284,966**	**245,158**	**260,639**
Property & Equipment, net	53,954	44,469	44,296
Operating Lease Right-Of-Use Assets	61,847	-	-
Goodwill & Intangible Assets, net	349.447	353,755	349,723
Deferred Tax Asset	55,232	5,904	7,407
Other Assets	4,859	3,896	4,275
Total Assets	**$810,305**	**$653,182**	**$666,340**
Line of Credit	$18,542	$54,899	$20,000
Current Portion of Operating Lease Liability	10,722	-	-
Current Portion of Long-Term Debt, net	9,525	7,973	10,593
Accounts Payable	61,415	34,978	36,130
Income Taxes Payable	937	2,371	4,492
Accrued Royalties	37,767	31,494	39,020
Accrued Expenses & Other Current Liabilities	26,932	38,362	33,015
Total Current Liabilities	**165,840**	**170,077**	**143,250**
Long-Term Debt, net	208,460	196,181	216,704
Operating Lease Liabilities, net	61,093	-	-
Deferred Tax Liability & Liabilities under TRA	61,099	65	6,509
Deferred Rent & Other Long-Term Liabilities	7,225	11,955	6,623
Total Liabilities	**503,717**	**378,278**	**373,086**
Total Shareholders' Equity Attributable to Funko, Inc.	224,178	145,833	154,708
Non-Controlling Interests	82,410	129,071	138,546
Total Liabilities & Stockholders' Equity	**$810,305**	**$653.182**	**$666,340**

(1) The prior period amounts have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information.

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Reconciliation of Non-GAAP Financial Metrics Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests. Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards. Represents legal, accounting, and other related costs incurred in connection with acquisitions and other potential transactions. Represents legal, accounting and other related costs incurred in connection with the Company's investigation of the underpayment of customs duties at Loungefly. For the nine months ended September 30, 2019, includes the accrual of a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in connection with the underpayment of customs duties at Loungefly. For the three and nine months ended September 30, 2019, represents severance, relocation and related costs associated with the consolidation of warehouse facilities in the United Kingdom. For the three and nine months ended September 30, 2018, represents severance costs incurred in connection with the departure of certain executives, including the founders of Loungefly. Represents both unrealized and realized foreign currency (gains) losses on transactions other than in U.S. dollars. Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented. Adjusted net income margin is calculated as Adjusted net income as a percentage of net sales. The prior period amounts have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. Customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information.

Reconciliation of Non-GAAP Financial Metrics Cont. 3Q’18 Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests. Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards. Represents legal, accounting, and other related costs incurred in connection with acquisitions and other potential transactions. Represents legal, accounting and other related costs incurred in connection with the Company's investigation of the underpayment of customs duties at Loungefly. For the nine months ended September 30, 2019, includes the accrual of a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in connection with the underpayment of customs duties at Loungefly. For the three and nine months ended September 30, 2019, represents severance, relocation and related costs associated with the consolidation of warehouse facilities in the United Kingdom. For the three and nine months ended September 30, 2018, represents severance costs incurred in connection with the departure of certain executives, including the founders of Loungefly. Represents both unrealized and realized foreign currency (gains) losses on transactions other than in U.S. dollars. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales. The prior period amounts have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. Customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information.

Guidance Reconciliation of Net Income to EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Diluted Share Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards. Represents legal, accounting, and other related costs incurred in connection with potential and completed acquisitions and other transactions. Represents legal, accounting and other related costs incurred through the nine months ended September 30, 2019 in connection with the Company's investigation of the underpayment of customs duties at Loungefly and the accrual of a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in connection with the underpayment of customs duties at Loungefly. Represents severance, relocation and related costs associated with the consolidation of our new warehouse facilities in the United Kingdom through the nine months ended September 30, 2019. Represents both unrealized and realized foreign currency losses (gains) on transactions other than in U.S. dollars through the nine months ended September 30, 2019. Represents the income tax expense (benefit) effect of the above adjustments. This adjustment uses an effective tax rate of 25% for the year ending December 31, 2019. The Company is not able to provide the expected impact of unrealized and realized foreign currency gains and losses on transactions without unreasonable efforts because the calculation for that change is primarily driven by changes in foreign currency exchange rates, principally British pounds and euros. Additionally, the impacts are also driven by fluctuations in product sales and operating expenses in each of those local currencies, which can fluctuate month to month. Therefore, the Company’s Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Diluted Share for the year ending December 31, 2019, including the above adjustments, may differ materially from that forecasted in the table above.